UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 21, 2010
TIME WARNER INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)
212-484-8000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 21, 2010, the stockholders of Time Warner Inc. (the “Company”) approved the Time Warner Inc. 2010 Stock Incentive Plan (the “2010 Plan”) at the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”). The Company’s Board of Directors had approved the 2010 Plan on March 25, 2010, subject to stockholder approval. The 2010 Plan includes an authorization to issue up to 70 million shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to awards under the 2010 Plan. The 2010 Plan provides for the issuance of various types of stock-based awards to the Company’s directors, employees and advisors in the United States and foreign jurisdictions. As of the date hereof, there have been no awards under the 2010 Plan and, therefore, no amounts are payable under the 2010 Plan to the principal executive officer, principal financial officer or any named executive officer.
A description of the 2010 Plan is set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 5, 2010 (the “2010 Proxy Statement”) under the caption “Company Proposals — Proposal Three: Approval of the Time Warner Inc. 2010 Stock Incentive Plan — Description of the 2010 Plan.” The description of the 2010 Plan is qualified in its entirety by reference to the full text of the 2010 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which also was included as Annex A to the 2010 Proxy Statement.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the 2010 Annual Meeting, the Company’s stockholders approved an amendment to the By-laws of the Company to change the percentage of the Company’s outstanding shares of Common Stock required to request that the Board of Directors call a special meeting of stockholders from 25% to 15%. The amendment to the By-laws is described in the 2010 Proxy Statement under the caption “Company Proposals — Proposal Four: Approval of an Amendment to the Company’s By-laws to Provide that Holders of at Least 15% of the Combined Voting Power of the Company’s Outstanding Capital Stock May Request a Special Meeting of Stockholders,” which is incorporated herein by reference. The amendment to the By-laws became effective on May 21, 2010. The By-laws, as amended, are filed as Exhibit 3.1 to this Current Report on Form 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The final results of voting on each of the matters submitted to a vote of security holders at the Company’s 2010 Annual Meeting on May 21, 2010 are as follows.

					Broker
		For	Against	Abstentions	Non-Votes
1.	Election of Directors:
	James L. Barksdale	893,228,155	16,872,018	716,772	81,035,698
	William P. Barr	886,733,144	23,316,874	766,927	81,035,698
	Jeffrey L. Bewkes	879,809,364	30,304,468	703,113	81,035,698
	Stephen F. Bollenbach	886,097,774	23,970,804	748,367	81,035,698
	Frank J. Caufield	881,833,853	28,082,095	900,997	81,035,698
	Robert C. Clark	842,705,827	67,339,890	771,228	81,035,698
	Mathias Döpfner	849,158,177	60,838,954	819,814	81,035,698
	Jessica P. Einhorn	894,714,131	15,381,280	721,534	81,035,698
	Fred Hassan	895,012,411	14,985,838	818,696	81,035,698
	Michael A. Miles	811,139,410	98,769,586	907,949	81,035,698
	Kenneth J. Novack	827,895,129	82,183,341	738,475	81,035,698
	Deborah C. Wright	849,572,239	60,507,737	736,969	81,035,698

	Under the Company’s By-laws, each of the directors was elected, having received “for” votes from a majority of the votes duly cast by the holders of Common Stock with respect to each director.

		For	Against	Abstentions

2.	Ratification of Ernst & Young LLP as independent auditors	980,915,970	10,111,251	825,422

	The selection of Ernst & Young LLP was ratified, having received “for” votes from a majority of the votes duly cast by the holders of Common Stock.

					Broker
		For	Against	Abstentions	Non-Votes

3.	Approval of the Time Warner Inc. 2010 Stock Incentive Plan	682,369,163	226,902,087	1,545,695	81,035,698

	Under the Company’s By-laws, the adoption of the plan was approved, having received “for” votes from a majority of the votes duly cast by the holders of Common Stock.

		For	Against	Abstentions

4.	Approval of an amendment to the Company’s By-laws to provide that holders of at least 15% of the combined voting power of the Company’s outstanding capital stock may request a special meeting of stockholders.	944,304,826	45,898,554	1,649,263

	Under the Company’s By-laws, the amendment was approved, having received “for” votes from a majority of the outstanding shares of Common Stock.

					Broker
		For	Against	Abstentions	Non-Votes

5.	Stockholder proposal regarding simple majority vote.	638,071,878	270,679,803	2,065,264	81,035,698

	Under the Company’s By-laws, the proposal passed, having received “for” votes from a majority of the votes duly cast by the holders of Common Stock.

					Broker
		For	Against	Abstentions	Non-Votes

6.	Stockholder proposal regarding equity retention policy.	212,040,441	694,546,283	4,230,221	81,035,698

	Under the Company’s By-laws, the proposal failed, having received “for” votes from less than a majority of the votes duly cast by the holders of Common Stock.

					Broker
		For	Against	Abstentions	Non-Votes

7.	Stockholder proposal regarding advisory vote on executive compensation.	408,751,703	477,446,793	24,618,449	81,035,698

	Under the Company’s By-laws, the proposal failed, having received “for” votes from less than a majority of the votes duly cast by the holders of Common Stock.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

3.1	By-laws of the Company, as amended through May 21, 2010.

10.1	Time Warner Inc. 2010 Stock Incentive Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/ Pascal Desroches
	Name:	Pascal Desroches
	Title:	Senior Vice President and Controller

Date: May 27, 2010

EXHIBIT INDEX

Exhibit	Description

3.1	By-laws of the Company, as amended through May 21, 2010.

10.1	Time Warner Inc. 2010 Stock Incentive Plan.